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                                   EXHIBIT 11

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
              COMPUTATION OF NET EARNINGS PER SHARE OF COMMON STOCK
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)





                                                                                  Three Months
                                                                                 Ended March 31
                                                                               ------------------
PRIMARY:                                                                        1997       1996
                                                                               -------     ------
   Net earnings                                                                $34,379     18,517
                                                                               =======     ======

   Weighted average number of shares of common stock and common equivalent shares outstanding:
        Weighted average number of shares outstanding                           77,843     69,354
        Dilutive effect of stock options                                         4,494      5,726
                                                                               -------     ------
        Weighted average number of common shares
             and common share equivalents outstanding                           82,337     75,080
                                                                               =======     ======

   Earnings per common and common equivalent share                             $   .42        .25
                                                                               =======     ======

FULLY DILUTED:
   Net earnings                                                                $34,379     18,517
                                                                               =======     ======

   Weighted average number of shares of common stock and common equivalent shares outstanding:
        Weighted average number of shares outstanding                           77,843     69,354
        Dilutive effect of stock options                                         4,546      6,020
                                                                               -------     ------
        Weighted average number of common shares
             and common share equivalents outstanding                           82,389     75,374
                                                                               =======     ======

   Earnings per common and common equivalent share                             $   .42        .25
                                                                               =======     ======


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